As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-214077

Registration No. 333-220382

Registration No. 333-212851

Registration No. 333-206753

Registration No. 333-168331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-214077

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-220382

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212851

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206753

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168331

UNDER THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva, 4951033 Israel

(Address of Principal Executive Offices)

Teva Pharmaceuticals USA, Inc.

400 Interpace Parkway

Building A, 4th Floor

Parsippany, NJ 07054

Attention: Deborah Griffin

(888) 838-2872

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Ross M. Leff, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4675

(212) 466-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DEREGISTRATION OF CERTAIN SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements previously filed by Teva Pharmaceutical Industries Limited (the “Company” or the “Registrant”) (collectively, the “Registration Statements”):

•

Registration Statement on Form S-8 (File No. 333-220382), filed with the Securities and Exchange Commission (the “Commission”) on September 7, 2017, relating to the Company’s 2015 Long-Term Equity-Based Incentive Plan (the “2015 Plan”);

•	Registration Statement on Form S-8 (File No. 333-214077), filed with the Commission on October 12, 2016, relating to the Company’s 2015 Plan;

•	Registration Statement on Form S-8 (File No. 333-212851), filed with the Commission on August 3, 2016, relating to the Company’s 2015 Plan;

•	Registration Statement on Form S-8 (File No. 333-206753), filed with the Commission on September 3, 2015, relating to the Company’s 2015 Plan; and

•	Registration Statement on Form S-8 (File No. 333-168331), filed with the Commission on July 27, 2010, relating to the Company’s 2010 Long-Term Equity-Based Incentive Plan (the “2010 Plan”).

Each of the 2015 Plan and the 2010 Plan (together, the “Plans” and each a “Plan”) has terminated in accordance with its terms and no further awards will be made thereunder. In accordance with the undertakings made by the Company in the Registration Statements, to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Post-Effective Amendments are being filed to remove from registration all of the ordinary shares, NIS 0.1 par value, deposited as American Depositary Shares (the “Shares”), previously registered for offering or sale pursuant to the plans that are not subject to outstanding awards thereunder and remain unsold and unissued as of the date hereof, and the Registration Statements are hereby amended to reflect the deregistration of such Shares. These Post-Effective Amendments shall not affect any previously granted awards under the plans or any other equity plan pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel, on August 5, 2020.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Eli Kalif
Eli Kalif
Executive Vice President and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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